EXHIBIT 99.1

NEWS RELEASE________________________________________

For Release:        Immediately
Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES
THIRD QUARTER EARNINGS

Calhoun, Georgia, November 1, 2012 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2012 third quarter net earnings of $70 million and diluted earnings per share (EPS) of $1.01. Excluding restructuring charges, net earnings were $72 million and EPS was $1.04, a 25% increase over last year's third quarter adjusted EPS. Net sales for the third quarter of 2012 were $1.5 billion, an increase of 2% versus prior year and an increase of 4% on a constant exchange rate. For the third quarter of 2011, net sales were $1.4 billion, net earnings were $47 million and EPS was $0.68. Excluding unusual items, net earnings for the third quarter of 2011 were $57 million and EPS was $0.83.
For the nine months ending September 29, 2012, net sales were $4.4 billion, an increase of 2% versus prior year and 4% on a constant exchange rate. Net earnings and EPS for the nine-month period were $184 million and $2.66, respectively. Excluding restructuring charges, net earnings were $191 million and EPS was $2.76, an increase of 25% over the nine-month adjusted EPS results in 2011. For the nine months ending October 1, 2011, net sales were $4.3 billion, net earnings were $131 million and EPS was $1.90. Excluding unusual items, net earnings and EPS were $152 million and $2.21, respectively.
Commenting on Mohawk Industries' third quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “All of our segments delivered solid third quarter performances with improvements in product mix, pricing, volume and productivity, as well as lower interest expense contributing to our results. Across the enterprise, we have managed to keep SG&A dollars in line with last year even as we invested significantly more in new product innovations and marketing to improve our future sales and product mix. During the quarter, we generated adjusted EBITDA of $179 million and free cash flow of $156 million. Both our net debt to adjusted EBITDA ratio and net debt to capitalization ratio improved to 1.7 and 22%, respectively. Mohawk's strong financial position provides us with the flexibility to pursue strategic opportunities such as the recently announced agreement to acquire Pergo, the most recognized brand of premium laminate flooring in the U.S. and Europe.”
The Mohawk segment increased its adjusted operating income margin 180 basis points with sales remaining flat compared to 2011. The gains stemmed from improved pricing and product mix, reduced manufacturing and distribution costs and increased productivity. Our carpet sales performance was stronger in our specialty and contractor channels but was offset by the timing of product transitions in the home center channel. Our rug sales improved over the prior period, though they still remained below last year as retailers adjusted their strategies with consumer spending. We saw continued improvement in mix and expanded our SmartStrand® Silk™ collection, which has redefined the premium carpet market. We enhanced productivity through improved manufacturing and distribution efficiencies and gains from our capital investments.
Dal-Tile sales grew 9% during the quarter or 10% on a constant exchange rate. The segment improved sales in both residential and commercial categories and continued significant growth in the Mexican market. Operating margins were enhanced from actions that improved productivity and increased yields. Sales grew across all residential channels supported by our new Reveal Imaging designs, fashionable mosaics and larger format tiles that are aligned with today's decorating trends. We are leveraging Dal-Tile's traditional strength in the builder channel across our business segments to expand commitments with regional builders. We have introduced specific value-engineered products to gain position in the growing multi-family category. In Mexico, our new Salamanca tile plant is successfully ramping up and supplying product to satisfy our growing ceramic position. Across the segment, we lowered manufacturing costs through improved material formulations, higher yields and lower waste.

Unilin segment sales during the quarter were flat as reported, but grew 9% on a constant exchange rate. Outside North America, laminate and wood flooring sales grew from continued expansion into the DIY channel, increases in the Russian market and our Australian acquisition. Our Russian laminate facility increased its production to satisfy higher demand and implemented productivity improvements. In North America, we grew our laminate and wood products through all customer channels during the quarter. New product introductions, increased home center penetration, gains within the builder channel and promotional activity increased our sales. Declining new construction in Benelux and France created headwinds for our insulated roofing panels. To reduce costs in this category, we are consolidating our brands and sales forces as well as implementing process improvements. By helping meet European energy goals, our insulation panels delivered strong sales increases in both Belgium and France.
Mohawk's third quarter results reflect our strengths in delivering innovative products, driving operational excellence and entering new geographic markets. We continue to invest strategically by introducing differentiated products, lowering our manufacturing and administrative costs and acquiring new companies that will enhance our results. We have taken the necessary steps to align our pricing with our raw material inflation and we will react as required. In the U.S., increasing new home construction and improved sales of existing homes provide a positive outlook for future flooring growth. In Europe, soft market conditions due to economic uncertainty and changes in exchange rates are anticipated to be a headwind. Based on these factors, our guidance for fourth quarter earnings is $.89 to $.98 per share, excluding any restructuring costs.
Mohawk's strong financial position allowed us to enter into an agreement to acquire Pergo which will benefit our worldwide laminate business and we are well positioned to invest in other opportunities as they arise. We continue to execute our long-term strategy of product innovation, cost reduction, asset maximization and geographic expansion. Each of our businesses is well situated to benefit from the improvements in the U.S. remodeling and construction category, which remains substantially below peak levels. Our organization is focused on bringing value to our customers while maximizing our results.
Mohawk is a leading supplier of flooring for both residential and commercial applications. Mohawk provides a complete selection for all markets of carpet, ceramic tile, laminate, wood, stone, vinyl and rugs. These products are marketed under the premier brands in the industry including Mohawk, Karastan, Lees, Bigelow, Durkan, Mohawk Home, Daltile, American Olean, Unilin and Quick-Step. Mohawk's unique merchandising and marketing assists consumers in creating exquisite floors to fulfill their dreams. Mohawk provides a premium level of service with its own trucking fleet and local distribution in the U.S. Mohawk's international presence includes operations in Australia, Brazil, China, Europe, Malaysia, Mexico and Russia.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company's products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk's SEC reports and public announcements.
Conference call Friday, November 2, 2012 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local.
Conference ID # 37587426. A replay will also be available until November 16, 2012 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 37587426.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended		Nine Months Ended
(Amounts in thousands, except per share data)	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Net sales	$1,473,493	1,442,512	4,352,321	4,263,961
Cost of sales	1,100,656	1,084,889	3,231,594	3,182,499
Gross profit	372,837	357,623	1,120,727	1,081,462
Selling, general and administrative expenses	268,883	266,159	837,079	832,214
Operating income	103,954	91,464	283,648	249,248
Interest expense	17,969	25,132	59,311	77,487
Other expense (income), net	322	13,413	(1,063)	13,794
Earnings before income taxes	85,663	52,919	225,400	157,967
Income tax expense	15,359	5,223	40,896	23,639
Net earnings	70,304	47,696	184,504	134,328
Net earnings attributable to noncontrolling interest	—	(1,050)	(635)	(3,337)
Net earnings attributable to Mohawk Industries, Inc.	$70,304	46,646	183,869	130,991
Basic earnings per share attributable to Mohawk Industries, Inc.	$1.02	0.68	2.67	1.91
Weighted-average common shares outstanding - basic	69,010	68,759	68,952	68,725
Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.01	0.68	2.66	1.90
Weighted-average common shares outstanding - diluted	69,337	68,954	69,247	68,946

Other Financial Information
(Amounts in thousands)
Net cash provided by operating activities	$202,971	109,598	298,547	138,188
Depreciation and amortization	$71,298	74,207	216,415	222,804
Capital expenditures	$47,311	69,741	134,998	182,260

Consolidated Balance Sheet Data
(Amounts in thousands)
			September 29, 2012	October 1, 2011
ASSETS
Current assets:
Cash and cash equivalents			$380,842	276,156
Receivables, net			817,214	775,421
Inventories			1,139,403	1,132,073
Prepaid expenses and other current assets			146,275	125,007
Deferred income taxes			112,995	131,931
Total current assets			2,596,729	2,440,588
Property, plant and equipment, net			1,657,226	1,696,182
Goodwill			1,371,494	1,389,430
Intangible assets, net			554,257	634,164
Deferred income taxes and other non-current assets			122,906	117,204
Total assets			$6,302,612	6,277,568

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt			$57,673	438,300
Accounts payable and accrued expenses			761,186	774,939
Total current liabilities			818,859	1,213,239
Long-term debt, less current portion			1,467,269	1,173,038
Deferred income taxes and other long-term liabilities			421,549	439,798
Total liabilities			2,707,677	2,826,075
Noncontrolling interest			—	32,758
Total stockholders' equity			3,594,935	3,418,735
Total liabilities and stockholders' equity			$6,302,612	6,277,568

Segment Information	Three Months Ended		As of or for the Nine Months Ended
(Amounts in thousands)	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Net sales:
Mohawk	$751,787	754,470	2,186,160	2,203,699
Dal-Tile	417,533	381,891	1,214,746	1,105,775
Unilin	328,582	329,514	1,020,380	1,018,443
Intersegment sales	(24,409)	(23,363)	(68,965)	(63,956)
Consolidated net sales	$1,473,493	1,442,512	4,352,321	4,263,961

Operating income (loss):
Mohawk	$43,810	30,946	106,228	79,187
Dal-Tile	37,452	33,073	99,912	82,911
Unilin	28,892	33,048	96,613	105,507
Corporate and eliminations	(6,200)	(5,603)	(19,105)	(18,357)
Consolidated operating income	$103,954	91,464	283,648	249,248

Assets:
Mohawk			$1,760,828	1,810,191
Dal-Tile			1,783,147	1,735,718
Unilin			2,586,084	2,569,103
Corporate and eliminations			172,553	162,556
Consolidated assets			$6,302,612	6,277,568

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
		Three Months Ended		Nine Months Ended
		September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Net earnings attributable to Mohawk Industries, Inc.		$70,304	46,646	183,869	130,991
Adjusting items:
Unrealized foreign currency losses (1)		—	9,085	—	9,085
Business restructurings		4,229	2,186	12,455	15,513
Debt extinguishment costs		—	1,116	—	1,116
Income taxes		(2,691)	(1,761)	(4,892)	(4,597)
Adjusted net earnings attributable to Mohawk Industries, Inc.		$71,842	57,272	191,432	152,108

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.		$1.04	0.83	2.76	2.21
Weighted-average common shares outstanding - diluted		69,337	68,954	69,247	68,946

Reconciliation of Operating Cash Flow to Free Cash Flow
(Amounts in thousands)
	Three Months Ended
	September 29, 2012
Net cash provided by operating activities	$202,971
Capital expenditures	(47,311)
Free cash flow	$155,660

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
	September 29, 2012
Current portion of long-term debt	$57,673
Long-term debt, less current portion	1,467,269
Cash and cash equivalents	(380,842)
Net Debt	$1,144,100

Reconciliation of Capitalization
(Amounts in thousands)
	September 29, 2012
Current portion of long-term debt	$57,673
Long-term debt, less current portion	1,467,269
Total stockholders' equity	3,594,935
Capitalization	$5,119,877

Net Debt to Capitalization	22%

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)
	Three Months Ended				Trailing Twelve Months Ended
	December 31, 2011	March 31, 2012	June 30, 2012	September 29, 2012	September 29, 2012
Operating income	$66,294	71,976	107,718	103,954	349,942
Other (expense) income	(257)	1,825	(440)	(322)	806
Net earnings attributable to noncontrolling interest	(966)	(635)	—	—	(1,601)
Depreciation and amortization	74,930	73,286	71,831	71,298	291,345
EBITDA	140,001	146,452	179,109	174,930	640,492
Operating lease correction (2)	6,035	—	—	—	6,035
Business restructurings	7,696	—	8,226	4,229	20,151
Adjusted EBITDA	$153,732	146,452	187,335	179,159	666,678

Net Debt to Adjusted EBITDA					1.7

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Net sales	$1,473,493	1,442,512	4,352,321	4,263,961
Adjustment to net sales on a constant exchange rate	32,777	—	82,877	—
Net sales on a constant exchange rate	$1,506,270	1,442,512	4,435,198	4,263,961

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Dal-Tile	September 29, 2012	October 1, 2011
Net sales	$417,533	381,891
Adjustment to segment net sales on a constant exchange rate	1,935	—
Segment net sales on a constant exchange rate	$419,468	381,891

	Three Months Ended
Unilin	September 29, 2012	October 1, 2011
Net sales	$328,582	329,514
Adjustment to segment net sales on a constant exchange rate	30,842	—
Segment net sales on a constant exchange rate	$359,424	329,514

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	September 29, 2012	October 1, 2011
Operating income	$103,954	91,464
Business restructurings	4,229	2,186
Adjusted operating income	$108,183	93,650
Adjusted operating margin as a percent of net sales	7.3%	6.5%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Mohawk	September 29, 2012	October 1, 2011
Operating income	$43,810	30,946
Business restructurings	3,122	2,186
Adjusted segment operating income	$46,932	33,132
Adjusted operating margin as a percent of net sales	6.2%	4.4%

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	September 29, 2012	October 1, 2011
Earnings before income taxes	$85,663	52,919
Adjustments to earnings before income taxes:
Unrealized foreign currency losses (1)	—	9,085
Business restructurings	4,229	2,186
Debt extinquishment costs	—	1,116
Adjusted earnings before income taxes	$89,892	65,306

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	September 29, 2012	October 1, 2011
Income tax expense	$15,359	5,223
Income tax effect of business restructurings	2,691	1,761
Adjusted income tax expense	$18,050	6,984

Adjusted income tax rate	20%	11%

(1) Unrealized foreign currency losses in Q3 2011 for certain of the Company's consolidated foreign subsidiaries that measure financial position and results using the U.S. dollar rather than the local currency.

(2) Correction of an immaterial error related to accounting for operating leases
The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for the planning and forecasting in subsequent periods.